As filed with the United States Securities and Exchange Commission on December 21, 2020 under the Securities Act of 1933, as amended.

No. 333-251488

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STAR PEAK CORP II
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	85-3374823 (I.R.S. Employer Identification No.)

1603 Orrington Avenue, 13th Floor
Evanston, Illinois 60201
(847) 905-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Scheyer
Chief Executive Officer
1603 Orrington Avenue, 13th Floor
Evanston, Illinois 60201
(847) 905-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Christian O. Nagler Peter S. Seligson Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Matthew R. Pacey Bryan D. Flannery Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 Tel: (713) 836-3600 Fax: (713) 836-3601	Derek J. Dostal Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450 4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b 2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one warrant(1)	40,250,000 Units	$ 10.00	$ 402,500,000	$ 43,913.00
Shares of Class A common stock included as part of the units(2)	40,250,000 Shares	—	—	—(4)
Warrants included as part of the units(3)	10,062,500 Warrants	—	—	—(4)
Total			$ 402,500,000	$ 43,913.00(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 5,250,000 units, consisting of 5,250,000 shares of Class A common stock and 1,750,000 warrants, which may be issued upon exercise of a 45 day option granted to the underwriters to cover over allotments, if any.

(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Star Peak Corp II is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-251488) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the exhibits index to the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)   The list of exhibits immediately preceding the signature page of this registration statement is incorporated herein by reference.

II-1

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation of the Registrant.

3.2	Form of Amended and Restated Certificate of Incorporation of the Registrant.

3.3	Bylaws of the Registrant.

3.4	Form of Amended and Restated Bylaws of the Registrant.

4.1	Specimen Unit Certificate.

4.2	Specimen Class A Common Stock Certificate.

4.3	Specimen Warrant Certificate.

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

5.1	Opinion of Kirkland & Ellis LLP.

10.1	Promissory Note, dated October 23, 2020, issued to the sponsor by the Registrant.

10.2	Form of Letter Agreement among the Registrant, its officers and directors and the sponsor.

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.4	Form of Registration and Shareholder Rights Agreement among the Registrant, sponsor and the other parties thereto.

10.5	Securities Purchase Agreement, dated October 23, 2020, between the Registrant and the sponsor.

10.6	Form of Private Placement Warrants Purchase Agreement between the Registrant and sponsor.

10.7	Form of Indemnification Agreement.

10.8	Form of Administrative Services Agreement between the Registrant and the sponsor.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Kirkland & Ellis LLP (to be included in Exhibit 5.1).

24	Power of Attorney (included on signature page of this Registration Statement).

99.1	Consent of Alec Litowitz.

99.2	Consent of C. Park Shaper.

99.3	Consent of Desireé Rogers.

*	Filed herewith

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 21st day of December, 2020.

STAR PEAK CORP II

By:	/s/ Eric Scheyer
Name: Eric Scheyer
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Chairman of the Board of Directors	December 21, 2020
Michael C. Morgan

/s/ Eric Scheyer	Chief Executive Officer and Director	December 21, 2020
Eric Scheyer	(Principal Executive Officer)

*	President	December 21, 2020
Craig Rohr

*	Chief Financial Officer and Chief Accounting Officer	December 21, 2020
Michael D. Wilds	(Principal Financial and Accounting Officer)

*	Director	December 21, 2020
Adam E. Daley

*By:
/s/ ERIC SCHEYER
Eric Scheyer
Attorney-in-fact